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                                                                  EXHIBIT 23.03

                              CONSENT OF COUNSEL

  We consent to the reference to our firm under the caption "Legal Matters" in Amendment No. 4 to the Registration Statement on Form SB-2 and in the related Prospectus to be filed by Osmotics Corporation in connection with the registration of 1,125,000 of its Common Stock, Representative's Warrants and shares obtainable upon the exercise of such warrants.

                                          Davis, Graham & Stubbs LLP

Denver, Colorado

June 4, 1997